Exhibit 99

Bassett Furniture Industries, Inc. P.O. Box 626 Bassett, VA 24055	J. Michael Daniel, Vice-President and Chief Accounting Officer (276) 629-6614 – Investors

Jay S. Moore, Director of Communications
For Immediate Release	(276) 629-6450 – Media

Bassett Furniture News Release
Bassett Announces Fiscal Fourth Quarter Results

(Bassett, Va.) – January 10, 2013– Bassett Furniture Industries, Inc. (Nasdaq:  BSET) announced today its results of operations for its fiscal quarter ended November 24, 2012.

Fiscal 2012 Fourth Quarter Highlights

•	Consolidated sales for the fourth quarter 2012 increased 21% as compared to the fourth quarter 2011
•	Operating profit for the fourth quarter was $2.5 million versus $1.1 million for the fourth quarter last year
•	Wholesale sales increased 18% compared to the fourth quarter 2011
•	Company-owned store delivered sales increased 24% overall compared to the fourth quarter 2011 which included a 15% increase from the 48 comparable stores
•	Repurchased 128,000 shares using $1.4 million of cash
•	Declared a regular quarterly dividend totaling $0.6 million or $0.05 per share
•	Paid a special dividend of $13.7 million or $1.25 per share

On a consolidated basis, the Company reported net sales for the fourth quarter of 2012 of $76.8 million, an increase of $13.5 million, or 21%, from sales levels attained in the fourth quarter of 2011.  Operating income increased to $2.5 million from $1.1 million driven primarily by higher sales in both the wholesale and retail segments.  This was offset by higher selling, general and administrative expenses due primarily to the increased number of Company-owned stores, higher marketing and advertising costs associated with the introduction of the new HGTV Design Studios at the retail stores, and increased health care costs due to higher than normal claim activity.  Included in the Company’s net income is a net tax benefit of $14.2 million which was primarily due to a $16.0 million reduction of certain valuation reserves against the Company’s deferred tax assets.  As a result, the Company recorded net income of $16.9 million or $1.55 per diluted share for the fourth quarter of 2012 compared to $0.6 million or $0.06 per diluted share in the fourth quarter of 2011.

“We were pleased to post a 21% increase in consolidated revenue for the fourth quarter of 2012,” said Robert H. Spilman, Jr., President and Chief Executive Officer.  “A very strong showing by our corporate retail unit coupled with significant gains in our open market sales efforts drove the top line improvement.  And, despite incurring a large unfavorable employee health insurance adjustment, quarterly operating income increased 127% to $2.5 million.”

“As 2012 unfolded, our revenue improved, ultimately ending with a 6.5% sales gain for the year,” continued Spilman.  “Several factors behind this trend continue to provide momentum as we head into 2013.  First, we are operating a much healthier retail network that is no longer plagued by the store closings of the past few years.  Second, recent Bassett product line introductions have been very successful at retail.  Third, our effort to grow our business outside of the store footprint continues to take hold as sales grew 38% in this channel in the quarter.  Finally, we are encouraged by the initial sales results of the HGTV Design Studio at Bassett products in our Bassett Home Furnishings (BHF) store network.  This assortment of custom upholstery was a major driver behind our 15% fourth quarter comparable store increase.  Both the HGTV Design Studio at Bassett and the HGTV Home open market product lines will be aggressively promoted in 2013 and we look forward to fully realizing the sales that the investment in this partnership will generate.”

Wholesale Segment

Net sales for the wholesale segment were $51.8 million for the fourth quarter of 2012 as compared to $43.7 million for the fourth quarter of 2011, an increase of 18%.  Wholesale shipments increased due to a 38% increase in wholesale sales outside the BHF store network and an 11% increase in shipments to the BHF store network.  Gross margins for the wholesale segment were 32.7% for the fourth quarter of 2012 as compared to 33.7% for the fourth quarter of 2011.  This decrease was due primarily to greater discounts on certain discontinued products and increased health care costs due to higher than normal claim activity, partially offset by improvements from greater leverage of fixed costs.  Wholesale SG&A increased $2.5 million to $15.1 million for the fourth quarter of 2012 as compared to $12.6 million for the fourth quarter of 2011.  SG&A costs as a percentage of sales were flat at 29% for the fourth quarter of 2012 as compared to the fourth quarter of 2011 as the profit improvement from leveraging fixed SG&A costs was offset by increased marketing and advertising costs associated with the rollout of the HGTV product lines.

“Overall wholesale sales increased 18% to $51.8 million, with upholstery sales growing by 19% for the quarter while our wood division posted a 16% gain,” added Spilman. “The increase in volume and resulting efficiencies enabled both our upholstery and wood operations to post improved levels of profitability at the divisional level in spite of the aforementioned health care charges.  However, increases in SG&A spending from increased promotional allowances and new HGTV national advertising expense resulted in a 9% decline in wholesale operating income to $1.9 million.  We plan to better leverage these marketing costs in 2013 with growth generated from five to seven new Bassett stores, continued gains in open market sales, and increased revenues from the full rollout of the HGTV partnership.”

Retail Segment

Company-owned stores had sales of $48.8 million for the fourth quarter of 2012 as compared to $39.4 million for the fourth quarter of 2011, an increase of 24%.  The increase was comprised of a $5.9 million or 15% increase in comparable store sales along with a $3.5 million increase in non-comparable store sales.  While the Company does not recognize sales until goods are delivered to the customer, management tracks written sales (the dollar value of sales orders taken, rather than delivered) as a key store performance indicator. Written sales for comparable stores increased by 14% for the fourth quarter of 2012 as compared to the fourth quarter of 2011.

Operating income for the Company-owned stores improved to $0.4 million in the fourth quarter of 2012 as compared to a loss of $0.6 million for the fourth quarter of 2011.  This improvement was primarily driven by the sales increases noted above. Gross margins were essentially flat at 48.0% for the fourth quarter of 2012 as compared to 47.9% for the fourth quarter of 2011. SG&A expense increased $3.6 million, primarily due to increased store count. As a percentage of sales, SG&A decreased to 47% for the fourth quarter of 2012 compared to 49% for the same quarter last year, primarily due to greater leverage of fixed costs from higher sales.  Refer to the accompanying schedule of Supplemental Retail Information for results of operations for the Company’s retail segment by comparable and all other stores.

The following table summarizes the changes in store count during the year ended November 24, 2012:

	November 26,	New	Stores	Stores	November 24,
	2011	Stores	Acquired	Closed	2012

Licensee-owned stores	39	-	(3)	(3)	33
Company-owned stores	49	3	3	(2)	53

Total	88	3	-	(5)	86

“The fourth quarter was the best ever in our corporate retail division as we generated sales of $48.8 million, an overall increase of 24%,” said Spilman.  “The strong gain in comparable store sales helped produce a retail operating profit of $0.4 million, a $1.0 million improvement from last year.  2012 marked another year of solid improvement for our corporate retail division as witnessed by our year-over-year 9% comparable store sales increase and the 54% decrease in corporate store losses.  The combination of a strong product assortment, good looking stores, highly trained designers, effective marketing programs, and superior levels of customer service has matured our proposition into a unique experience in our industry that is resonating with consumers.  In 2013, we look forward to opening five to seven new stores and repositioning two others into better retail locations.  Finally, we will test a new small store concept designed to better highlight our industry leading custom upholstery capabilities.”

Balance Sheet and Cash Flow

The Company generated $1.0 million in cash from operating activities for the three months ended November 24, 2012 as compared with cash generated in operations of $6.9 million for the three months ended November 26, 2011. This decrease was primarily due to increases in accounts receivable and inventory as a result of increased volume and operating activity in the fourth quarter of 2012.  Capital expenditures for the fourth quarter of 2012 were $2.1 million primarily related to the expansion and remodeling in the Company-owned store network.  The Company also repurchased 128,000 shares of common stock using $1.4 million in cash and paid $0.6 million in regular dividends and $13.7 million in special dividends during the quarter.

About Bassett Furniture Industries, Inc.
Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality, mid-priced home furnishings. With 86 company- and licensee-owned stores, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. The most significant growth opportunity for Bassett continues to be the Company’s dedicated retail store program. Bassett’s retail strategy includes affordable custom-built furniture that is ready for delivery in the home within 30 days. The stores also feature the latest on-trend furniture styles, more than 750 upholstery fabrics, free in-home design visits, and coordinated decorating accessories. Bassett is also growing its traditional wholesale business with more than 500 accounts on the open market, across the United States and internationally.  For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the fourth fiscal quarter of 2012, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended.  For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.  In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements.  Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time.  The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements:  the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission.  Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

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BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income - unaudited
(In thousands, except for per share data)

	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	November 24, 2012		November 26, 2011		November 24, 2012		November 26, 2011
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales	$76,812	100.0%	$63,266	100.0%	$269,672	100.0%	$253,208	100.0%

Cost of sales	36,640	47.7%	29,996	47.4%	128,350	47.6%	125,642	49.6%

Gross profit	40,172	52.3%	33,270	52.6%	141,322	52.4%	127,566	50.4%

Selling, general and administrative expense excluding bad debt and notes receivable valuation charges	37,697	49.1%	31,370	49.6%	134,796	50.0%	122,023	48.2%
Bad debt and notes receivable valuation charges (recoveries)	(40)	-0.1%	374	0.6%	376	0.1%	13,490	5.3%
Licensee debt cancellation charges	-	0.0%	-	0.0%	-	0.0%	6,447	2.5%
Restructuring and asset impairment charges	-	0.0%	418	0.7%	711	0.3%	2,500	1.0%
Lease exit costs	-	0.0%	-	0.0%	359	0.1%	3,728	1.5%
Operating income (loss)	2,515	3.3%	1,108	1.8%	5,080	1.9%	(20,622)	-8.1%

Gain on sale of affiliate	-	0.0%	-	0.0%	-	0.0%	85,542	33.8%
Income from Continued Dumping & Subsidy Offset Act	-	0.0%	765	1.2%	9,010	3.3%	765	0.3%
Other income (loss), net	163	0.2%	(464)	-0.7%	(2,076)	-0.8%	(5,934)	-2.3%
Income before income taxes	2,678	3.5%	1,409	2.2%	12,014	4.5%	59,751	23.6%

Income tax benefit (expense)	14,218	18.5%	(776)	-1.2%	14,699	5.5%	(4,409)	-1.7%
Net income	$16,896	22.0%	$633	1.0%	$26,713	9.9%	$55,342	21.9%

Basic earnings per share	$1.57		$0.06		$2.43		$4.84

Diluted earnings per share	$1.55		$0.06		$2.41		$4.79

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets -Unaudited
(In thousands)

Assets	November 24, 2012	November 26, 2011
Current assets
Cash and cash equivalents	$45,566	$69,601
Accounts receivable, net	15,755	14,756
Inventories	57,916	45,129
Deferred income taxes, net	6,832	393
Other current assets	6,439	10,324
Total current assets	132,508	140,203

Property and equipment
Cost	148,157	143,824
Less accumulated depreciation	91,533	93,878
Property and equipment, net	56,624	49,946

Long-term assets
Retail real estate	12,736	16,257
Deferred income taxes, net	10,484	767
Other	14,828	16,001
Total long-term assets	38,048	33,025
Total assets	$227,180	$223,174

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$22,405	$18,821
Accrued compensation and benefits	6,926	7,201
Customer deposits	12,253	9,238
Dividends payable	542	6,063
Other accrued liabilities	10,213	10,302
Current portion of real estate notes payable	241	202
Total current liabilities	52,580	51,827

Long-term liabilities
Post employment benefit obligations	11,577	11,226
Real estate notes payable	3,053	3,662
Other long-term liabilities	2,690	4,024
Total long-term liabilities	17,320	18,912

Stockholders’ equity
Common stock	54,184	56,712
Retained earnings	104,319	96,331
Accumulated other comprehensive loss	(1,223)	(608)
Total stockholders' equity	157,280	152,435
Total liabilities and stockholders’ equity	$227,180	$223,174

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Year Ended	Year Ended
	November 24, 2012	November 26, 2011
Operating activities:
Net income	$26,713	$55,342
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,473	5,514
Equity in undistributed income of investments and unconsolidated affiliated companies	(347)	(1,840)
Provision for restructuring and asset impairment charges	711	2,500
Non-cash portion of lease exit costs	359	2,228
Licensee debt cancelation charges	-	6,447
Provision for lease and loan guarantees	(41)	1,283
Bad debt and notes receivable valuation charges	376	13,490
Gain on mortgage settlement	-	(1,305)
Gain on sale of affiliate	-	(85,542)
Other than temporary impairment of investments	806	-
Impairment and lease exit charges on retail real estate	-	4,790
Deferred income taxes	(15,822)	236
Other, net	642	214
Changes in operating assets and liabilities
Accounts receivable	(2,967)	1,034
Inventories	(11,307)	299
Other current assets	(276)	2,300
Accounts payable and accrued liabilities	3,636	(12,421)
Net cash provided by (used in) operating activities	7,956	(5,431)

Investing activities:
Purchases of property and equipment	(9,000)	(4,168)
Proceeds from sale of property and equipment	19	211
Proceeds from sale of interest in affiliate	1,410	69,152
Release of collateral restrictions on cash equivalents	-	11,240
Proceeds from sales of investments	4,854	3,297
Purchases of investments	(1,781)	(3,132)
Dividend from affiliate	-	3,756
Equity contribution to affiliate	-	(980)
Acquisitions of retail licensee stores	(549)	-
Note receivable payments	1,240	127
Net cash provided by (used in) investing activities	(3,807)	79,503

Financing activities:
Repayments of real estate notes payable	(570)	(8,647)
Issuance of common stock	842	170
Repurchases of common stock	(7,015)	(2,964)
Cash dividends	(21,441)	(695)
Payments on other notes	-	(3,406)
Net cash used in financing activities	(28,184)	(15,542)
Change in cash and cash equivalents	(24,035)	58,530
Cash and cash equivalents - beginning of period	69,601	11,071
Cash and cash equivalents - end of period	$45,566	$69,601

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter ended		Quarter ended		Year Ended		Year Ended
	November 24, 2012		November 26, 2011		November 24, 2012		November 26, 2011
Net Sales
Wholesale	$51,831	(a)	$43,746	(a)	$185,187	(a)	$177,372	(a)
Retail	48,833		39,363		171,633		147,961
Inter-company elimination	(23,852)		(19,843)		(87,148)		(72,125)
Consolidated	$76,812		$63,266		$269,672		$253,208

Operating Income (Loss)
Wholesale	$1,925	(b)	$2,110	(b)	$7,500	(b)	$(4,394)	(b)
Retail	369		(584)		(2,067)		(4,495)
Inter-company elimination	221		-		717		942
Licensee debt cancellation charge	-		-		-		(6,447)
Restructuring and asset impairment charges	-		(418)		(711)		(2,500)
Lease exit costs	-		-		(359)		(3,728)
Consolidated	$2,515		$1,108		$5,080		$(20,622)

(a) Excludes wholesale shipments for dealers where collectibility is not reasonably assured at time of shipment as follows:
	November 24, 2012	November 26, 2011
Quarter ended	$-	$-
Year ended	-	1,678
(b) Includes bad debt and notes receivable valuation charges (recoveries) as follows:
	November 24, 2012	November 26, 2011
Quarter ended	$(40)	$374
Year ended	376	13,490

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Supplemental Retail Information--unaudited
(In thousands)

	48 Comparable Stores				40 Comparable Stores
	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	November 24, 2012		November 26, 2011		November 24, 2012		November 26, 2011
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales	$45,020	100.0%	$39,080	100.0%	$140,345	100.0%	$128,580	100.0%

Cost of sales	23,411	52.0%	20,205	51.7%	72,470	51.6%	66,400	51.6%

Gross profit	21,609	48.0%	18,875	48.3%	67,875	48.4%	62,180	48.4%

Selling, general and administrative expense*	21,055	46.8%	19,082	48.8%	67,835	48.3%	64,191	49.9%

Income (loss) from operations	$554	1.2%	$(207)	-0.5%	$40	0.1%	$(2,011)	-1.5%

	All Other Stores				All Other Stores
	Quarter Ended		Quarter Ended		Year Ended		Year Ended
	November 24, 2012		November 26, 2011		November 24, 2012		November 26, 2011
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales	$3,813	100.0%	$283	100.0%	$31,288	100.0%	$19,381	100.0%

Cost of sales	1,983	52.0%	312	110.2%	16,802	53.7%	11,699	60.4%

Gross profit	1,830	48.0%	(29)	-10.2%	14,486	46.3%	7,682	39.6%

Selling, general and administrative expense	2,015	52.8%	348	123.0%	16,594	53.0%	10,166	52.5%

Loss from operations	$(185)	-4.8%	$(377)	-133.2%	$(2,108)	-6.7%	$(2,484)	-12.9%

*Comparable store SG&A includes retail corporate overhead and administrative costs.